EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT

                                                                      EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT


                                       Subsidiary or                   Percent of                  State of
     Parent                             Organization                   Ownership                 Incorporation
     ------                             ------------                   ---------                 -------------

HBancorporation, Inc.               Heritage National                    100%                      Federal
                                        Bank